AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2008

                                               REGISTRATION NO. 333- __________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    WORLDWATER AND SOLAR TECHNOLOGIES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                        33-0123045
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
------------------------                 ---------------------------------------

                               200 LUDLOW DRIVE
                           EWING, NEW JERSEY 08638

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     WORLDWATER AND SOLAR TECHNOLGIES CORP.
               1999 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED

                            (FULL TITLE OF THE PLAN)

                                 FRANK W. SMITH
                            CHIEF EXECUTIVE OFFICER
                     WORLDWATER & SOLAR TECHNOLOGIES CORP.
                                 (609) 818-0700

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                                STEPHEN A. SALVO
                         SALVO LANDAU GRUEN AND ROGERS
                             510 TOWNSHIP LINE ROAD
                         BLUE BELL, PENNSYLVANIA 19422
                                 (215) 653-0110



LARGE ACCELERATED FILER                      ACCELERATED FILER    X
                        ----                                     ---
NON-ACCELERATED FILER                        SMALLER REPORTING COMPANY
                      ----                                             ----

                        CALCULATION OF REGISTRATION FEE

                                      PROPOSED        PROPOSED
TITLE OF              TOTALS          MAXIMUM         MAXIMUM
EACH CLASS            SHARES          OFFERING        AGGREGATE      AMOUNT OF
OF SECURITIES TO      TO BE           PRICE           OFFERING     REGISTRATION
BE REGISTERED       REGISTERED(1)     PER SHARE (2)   PRICE            FEE
--------------------------------------------------------------------------------
Common Stock, par value $.001 per share: Reserved for future issuance under the Fifth Amendment and Restatement of the WorldWater and Solar Technologies Corp. 1999 Incentive Stock Option Plan

                     25,000,000         $0.565       $14,125,000     $555.11
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Company's 1999 Incentive Stock Option Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company's Common Stock as reported by the Nasdaq Over The Counter Bulletin Board on July 14, 2008, which was $0.565 per share.

                                EXPLANATORY NOTE
                                ----------------

This Registration Statement is filed pursuant to general instruction E to Form S-8 under the Securities Act, as amended, with respect to 25,000,000 additional shares of Common Stock that may be issued under the WorldWater and Solar
Technologies Corp. 1999 Incentive Stock Option Plan, as amended and restated (the "Plan"), as a result of the approval by our stockholders at the 2008 Special Meeting of Stockholders to increase the number of shares authorized for issuance under the Plan from 25,000,000 to 50,000,000. The contents of our Form S-8 Registration Statement, relating to the same employee benefit plan and filed with the Securities and Exchange Commission on January 24, 2000 (No. 333-95253), is hereby incorporated by reference.




                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE
             ---------------------------------------
The following documents previously filed by WorldWater and Solar Technologies Corp. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this registration statement on Form S-8 (other than information in a report on Form 8-K that is "furnished" and not "filed" pursuant to Form 8-K and except as may be noted in any such Form 8-K and exhibits filed on such form that are related to such information):


     1. Annual report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended December 31, 2007, filed with the SEC on March 28, 2008.


     2. Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on May 15, 2008.


     3. Quarterly report on Form 10-Q pursuant to Section 13 of the Exchange Act for the quarter ended March 31, 2007, filed with the SEC on May 19, 2008.

     4. Registration Statement on Form S-1 pursuant to the Securities Act, filed with the SEC on July 2, 2008.

     5. Current Reports on Form 8-K filed with the SEC on January 23, 2007, February 9, 2007, April 13, 2007, April 17, 2007, May 7, 2007, May 10, 2007,
May 30, 2007, September 12, 2007, October 3, 2007, October 5, 2007, November 2, 2007, November 9, 2007, January 31, 2008, February 19, 2008, February 26, 2008,
March 3, 2008, March 13, 2008, March 24, 2008, April 1, 2008, April 11, 2008,
April 30, 2008, May 19, 2008, May 20, 2008, June 13, 2008 and June 26, 2008.

     6. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-8, filed with the SEC on
January 24, 2000 (File No. 333- 95253) registering such shares pursuant to
Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     The documents incorporated by reference herein contain forward-looking
    -----------------------------------------------------------------------
statements that involve risks and uncertainties.  The Company's actual results
------------------------------------------------------------------------------
may differ significantly from the results discussed in the forward-looking
--------------------------------------------------------------------------
statements.  Factors that might cause such a difference include, but are not
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limited to, the risks identified in the respective documents incorporated by
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reference.
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


ITEM 8.   EXHIBITS
          --------

Exhibit
Number    Description
-------------------------------------------------------------------------------
4.1* WorldWater and Solar Technologies Corp. Fifth Amendment and Restatement of the 1999 Incentive Stock Option Plan

5.1       Opinion of Salvo Landau Gruen & Rogers

23.1 Consent of Independent Registered Public Accounting Firm -- Amper, Politziner & Mattia, P.C.

23.2      Consent of Salvo Landau Gruen & Rogers (contained in Exhibit 5.1)



* Incorporated herein by reference to Appendix D of the Company's Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on May 15, 2008.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ewing, State of New Jersey, on July 15, 2008.


                                WORLDWATER AND SOLAR TECHNOLOGIES CORP.

                                By:     /s/ Frank W. Smith
                                     --------------------------------
                                        Frank W. Smith
                                        Chief Executive Officer and Director

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank W. Smith, Chief Executive Officer, and James Vittor, Chief Accounting Officer and Corporate Controller, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                         TITLE                           DATE


/s/ David Anthony                 DIRECTOR                    JULY 15, 2008
----------------------------
   David Anthony

                                  DIRECTOR                    JULY __, 2008
----------------------------
   David Gelbaum


/s/ Walter Hesse                  DIRECTOR                    JULY 16, 2008
----------------------------
  Dr. Walter Hesse


/s/ Hong Hou                      DIRECTOR                    JULY 15, 2008
----------------------------
  Dr. Hong Hou


/s/ Quentin T. Kelly              DIRECTOR                    JULY 21, 2008
----------------------------
  Quentin T. Kelly

                                  DIRECTOR                    JULY __, 2008
----------------------------
  Reuben F. Richards, Jr.

                               INDEX TO EXHIBITS

Exhibit
Number          Description
-------------------------------------------------------------------------------

4.1* WorldWater and Solar Technologies Corp. Fifth Amendment and Restatement of the 1999 Incentive Stock Option Plan

5.1           Opinion of Salvo Landau Gruen & Rogers

23.1 Consent of Independent Registered Public Accounting Firm -- Amper, Politziner & Mattia, P.C.

23.2          Consent of Salvo Landau Gruen & Rogers (contained in Exhibit 5.1)


* Incorporated herein by reference to Appendix D of the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on May 15, 2008.